Exhibit 32.1

Certification of the Chief Executive Officer and the Principal Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Code of 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of I.C. Isaacs & Company, Inc. (“Isaacs”), that, to his knowledge, the Amendment No. 1 on Form 10-K/A for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Isaacs.

Dated: August 1, 2008

                                   /s/ Robert S. Stec
                                   Robert S. Stec
                                   Chief Executive Officer

                                   /s/ Timothy J. Tumminello
                                   Timothy J. Tumminello
                                   Interim Principal Financial Officer,
                                   Controller and Vice President